Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-XXXXX) pertaining to the 1992 Key Employee Incentive Stock Option Plan of Industrial Training Corporation of our report dated February 16, 1996, with respect to the consolidated financial statements of Industrial Training Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                               Ernst & Young LLP

Washington, D.C.
December 27, 1996